Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Carbon Credits International, Inc. (the "Company") for the period ended July 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ivan Braverman, Treasurer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Carbon Credits International, Inc.

Date: October 22, 2008	By:	/s/ Ivan Braverman
Name: Ivan Braverman
Title: Treasurer, Principal Financial Officer and Principal Accounting Officer